SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

EXECUTIVE NETWORK PARTNERING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Executive Network Partnering Corporation

137 Newbury Street, 7th Floor

Boston, MA 02116

801-400-3077

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND SPECIAL MEETING OF WARRANT HOLDERS TO BE HELD ON MARCH [●], 2021

Dear Stockholders and warrant holders:

Notice is hereby given that a special virtual meeting of Stockholders (the “Stockholders Meeting”) and a special virtual meeting of warrant holders (the “Warrant Holders Meeting”, and collectively with the Stockholders Meeting, the “Meetings”), of Executive Network Partnering Corporation, a Delaware corporation (the “Company”), will be held on March [●], 2021, at [●], local time and March [●], 2021, at [●], local time, respectively, for the following purposes:

1.

Approve an amendment of our Amended and Restated Certificate of Incorporation to authorize the Board of Directors to effectuate a 2.5-for-1 forward stock split for each of our Class A Common Stock and Class B Common Stock and to amend certain terms of the Class B Common Stock and Class F Common Stock to account for the forward stock split (the “Charter Amendment”);

2.

Approve an amendment to that certain Warrant Agreement, dated as of September 15, 2020, by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent, to authorize the Board of Directors to effectuate a 2.5-for-1 forward warrant split of our warrants, and to lower the warrant exercise price and adjust certain mechanics related thereto to account for the forward warrant split (the “Warrant Agreement Amendment”); and

3.	To transact such other business as may properly come before the Meetings or any adjournment thereof.

The Meetings will each be held virtually due to the coronavirus (COVID-19) outbreak and the protocols being imposed in response to the outbreak by federal, state and local governments, and in the interest of the health and well-being of our stockholders, warrant holders and other meeting participants. The decision to have virtual special Meetings does not represent a change in our stockholder and warrant holder engagement philosophy, and we currently expect to return to in-person meetings later this year.

The special Meetings can be accessed by visiting:

[●] – for the Stockholders Meeting

[●] – for the Warrant Holders Meeting

At these websites you will be able to listen to the meeting live, submit questions and vote online. It is important that your shares and warrants (as applicable) be represented. Whether or not you plan to attend one of the virtual Meetings, please vote using the procedures described on the notice of internet availability of proxy materials or on the proxy card. Your vote will mean that you are represented at the respective Meeting regardless of whether or not you attend such respective Meeting. Returning the proxy does not deprive you of your right to attend the respective Meeting and to vote your shares or warrants (as applicable) virtually at the respective Meeting.

Holders of record of our Class A Common Stock, Class B Common Stock and warrants at the close of business on March [●], 2021 (the “Record Date”), are entitled to attend and vote at the Stockholders Meeting and Warrant Holders Meeting, respectively. The Company urges holders of Class A Common Stock and Class B Common Stock to vote “FOR” Item 1 and warrant holders to vote “For” Item 2, and solicits your vote.

A Proxy Statement describing the matters to be considered at the respective Meetings is attached to this Notice.

This notice and the enclosed proxy statement are first being mailed to stockholders and warrant holders on or about March [●], 2021.

Your vote is important. Whether or not you plan to attend the Meetings, I hope that you will vote as soon as possible. You may vote your shares or warrants (as applicable) by either completing, signing and returning the accompanying respective proxy card or casting your vote via a toll-free telephone number or over the Internet.

By Order of the Board of Directors,
Sincerely,

Paul Ryan
Chairman of the Board March [●], 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE RESPECTIVE MEETINGS TO BE HELD ON MARCH [●], 2021.

This Notice and Proxy Statement are available online at: https://www.enpc.co/sec-filings

Executive Network Partnering Corporation

137 Newbury Street, 7th Floor

Boston, MA 02116

801-400-3077

PROXY STATEMENT

The Board of Directors of Executive Network Partnering Corporation, a Delaware corporation (the “Company” or “we”) is furnishing this Proxy Statement and the accompanying proxy to you to solicit your proxy for a special meeting of Stockholders, to be held virtually, which can be accessed by visiting [●] (the “Stockholders Meeting”) and a special meeting of warrant holders, to be held virtually, which can be accessed by visiting [●] (the “Warrant Holders Meeting”, and collectively with the Stockholders Meeting, the “Meetings”). The Stockholders Meeting will be held on March [●], 2021, at [●], local time and the Warrant Holders Meeting will be held on March [●], 2021, at [●], local time, each at the principal office of the Company located at 137 Newbury Street, 7th Floor Boston, MA 02116.

QUESTIONS AND ANSWERS ABOUT THE MEETINGS

What is this proxy statement?

You have received this proxy statement because our Board of Directors is soliciting your proxy to vote your shares at the Stockholders Meeting or warrants at the Warrant Holders Meeting (as applicable). This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares or warrants (as applicable).

What is the purpose of the Meeting?

At the Meetings, our stockholders and warrant holders (as applicable) will act upon the matters described in this proxy statement.

These matters include 1) the Charter Amendment and 2) Warrant Agreement Amendment. An additional purpose of the Meetings is to transact any other business that may properly come before the Meetings and any and all adjournments or postponements of the Meetings.

What are the Board’s recommendations?

Our Board recommends that you vote:

•	FOR the approval of the Charter Amendment; and

•	FOR the approval of the Warrant Agreement Amendment.

Will there be any other business on the agenda?

The Company knows of no other matters that are likely to be brought before the Meetings. If any other matters properly come before the Meetings, however, the persons named in the enclosed proxy, or their duly appointed substitute acting at the Meetings, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Who is entitled to attend and vote at the Meetings?

Only stockholders and warrant holders (respectively) of record at the close of business on March [●], 2021, which we refer to as the Record Date, are entitled to notice of, and to attend and vote at, the respective Meetings. As of the Record Date, there were 17,753,600 shares of our Common Stock outstanding and 4,201,400 warrants outstanding. Holders of Common Stock as of the Record Date are entitled to one vote for each share held at the Stockholders Meeting. Holders of warrants as of the Record Date are entitled to one vote for each warrant held at the Warrant Holders Meeting; except that no warrant holder may vote more than 15% of the outstanding public warrants (measured on a beneficial basis and including such holder’s affiliates) unless consented to by us in writing to the warrant agent. In order to vote a public warrant, the beneficial owner thereof must identify itself and must represent that it together with its affiliates is not voting (on a beneficial basis) more than 15% of the outstanding public warrants unless we allow a holder to vote greater than 15%.

A list of stockholders and warrant holders entitled to vote at the Meetings (respectively) will be available at the respective Meetings, and for 10 days prior to the Meetings, at the principal executive office of the Company for inspection by stockholders and warrant holders during ordinary business hours for any purpose germane to the respective Meetings.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Co., you are considered, with respect to those shares, the “stockholder of record.” This proxy has been sent directly to you.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. This proxy has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions included with your proxy materials.

How do I vote my shares or warrants?

Stockholders or warrant holders (as applicable) can vote live at their respective virtual Meetings or by their respective proxy. You may vote by proxy in one of three ways:

•

By Telephone — Stockholders and warrant holders (as applicable) located in the United States can vote by telephone by calling [●]. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March [●], 2021. Have your proxy card in hand when you call and then follow the instructions.;

•

By Internet — You can vote over the Internet by going to the following link to transmit your voting instructions up until 11:59 p.m. Eastern Time on March [●], 2021, and have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form: [●].

•	By Mail — You can vote by mail by marking your vote, signing, dating and mailing the enclosed proxy card to [●].

Telephone and Internet voting facilities for stockholders and warrant holders (as applicable) of record will be available 24 hours a day and will close at 11:59 p.m. (EST) on March [●], 2021.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders or warrant holders (as applicable) owning shares or warrants (as applicable) through certain banks and brokers.

If your shares are not registered in your own name and you plan to vote your shares in person at either of the Meetings, you should contact your broker or agent to obtain a legal proxy or broker’s respective proxy card and bring it to their respective Meeting(s) in order to vote.

If you vote by proxy, the individuals named on the respective proxy card (your “proxies”) will vote your shares or warrants (as applicable) in the manner you indicate. You may specify how your shares or warrants (as applicable) should be voted for the proposal(s). If you grant a proxy without indicating your instructions, your shares or warrants (as applicable) will be voted as follows:

If you are a shareholder, for the approval of the Charter Amendment.

If you are a warrant holder, for the approval of the Warrant Agreement Amendment.

What constitutes a quorum?

For the Stockholders Meeting, a quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the Common Stock entitled to vote at the Stockholders Meeting. Under Delaware law, an abstaining vote is counted as present and is, therefore, included for purposes of determining whether a quorum of shares are present at the Stockholders Meeting. A broker-non vote is treated as present and included for purposes of determining a quorum if the broker is entitled to vote the shares with respect to which the broker non-vote is cast on any of the matters to be voted on at the meeting, but is not treated as present or included for purposes of determining whether a quorum is present if the shares held by the broker are not entitled to vote on any of the matters to be voted upon at the meeting. The concept of quorum is not applicable to the Warrant Holders Meeting.

What is a broker “non-vote” and what is its effect on voting?

If you are a beneficial owner of shares or warrants (as applicable) held in street name and do not provide the organization that holds your shares or warrants (as applicable) with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares or warrants (as applicable) may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares or warrants (as applicable) does not receive instructions from you on how to vote your shares or warrants (as applicable) on a non-routine matter, the organization that holds your shares or warrants (as applicable) does not have the authority to vote on the matter with respect to those shares or warrants (as applicable). This is generally referred to as a “broker non-vote.”

What is required to approve each item?

•

For the Stockholders Meeting Proposal, in order to effectuate the Charter Amendment, the affirmative vote of the holders of a majority of the Common Stock then outstanding as of the Record Date, and affirmative vote of the holders of a majority of the Class B Common Stock then outstanding as of the Record Date, is required.

•

For the Warrant Holders Meeting Proposal, in order to effectuate the Warrant Agreement Amendment with respect to the public warrants, the approval by the holders of at least 50% of the then outstanding public warrants that vote at the Warrant Holder Meeting is required. No holder may vote more than 15% of the outstanding public warrants (measured on a beneficial basis and including such holder’s affiliates) unless consented to by us in writing to the warrant agent. In order to vote a public warrant, the beneficial owner thereof must identify itself and must represent that it together with its affiliates is not voting (on a beneficial basis) more than 15% of the outstanding public warrants unless we allow a holder to vote greater than 15%.

For the purpose of determining whether the stockholders or warrant holders (as applicable) have approved the respective proposals, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If stockholders or warrant holders (as applicable) hold their shares through a broker, bank or other nominee and do not instruct them how to vote, the broker may have authority to vote the shares for routine matters.

How will shares of Common Stock or warrants (as applicable) represented by properly executed proxies be voted?

All shares of Common Stock or warrants (as applicable) represented by proper proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If you do not provide voting instructions, your shares or warrants (as applicable) will be voted in accordance with the Board’s recommendations as set forth herein. In addition, if any other matters properly come before either Meeting, the persons named in the enclosed proxy, or their duly appointed substitute acting at such Meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Can I change my vote or revoke my proxy?

Any stockholder or warrant holder (as applicable) executing a proxy has the power to revoke such proxy at any time prior to its exercise. You may revoke your proxy prior to exercise by:

•	filing with us a written notice of revocation of your proxy,

•	submitting a properly signed proxy card bearing a later date,

•	voting over the Internet or by telephone, or

•	voting in person at the applicable Meeting.

What does it mean if I receive more than one Proxy?

If your shares or warrants (as applicable) are registered under different names or are in more than one account, you may receive more than one set of proxy materials. To ensure that all your shares or warrants (as applicable) are voted, please vote by telephone, through the Internet using each personal identification number you are provided, or complete, sign and date the multiple proxy cards relating to your multiple accounts. We encourage you whenever possible to have all accounts registered in the same name and address. You can accomplish this by contacting our transfer agent and warrant agent, Continental Stock Transfer & Trust Co., at (212) 509-4000.

Who paid for this proxy solicitation?

The cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to stockholders and warrant holders in connection with the solicitation of proxies is borne by us.

How do I learn the results of the voting at the annual meeting?

Preliminary results will be announced at the respective Meetings. Final results will be published in a Current Report on Form 8-K filed with the SEC within four business days of each respective Meeting.

How are proxies solicited?

In addition to the mail solicitation of proxies, our officers, directors, employees and agents may solicit proxies by written communication, telephone or personal call. These persons will receive no special compensation for any solicitation activities. We will reimburse banks, brokers and other persons holding Common Stock or warrants for their expenses in forwarding proxy solicitation materials to beneficial owners of our Common Stock or warrants.

What is “householding?”

“Householding” means that we deliver a single set of proxy materials when requested to households with multiple stockholders or warrant holders (as applicable), provided certain conditions are met. Householding reduces our printing and mailing costs.

If you or another stockholder or warrant holder of record sharing your address would like to receive an additional copy of the proxy materials, we will promptly deliver it to you upon your request in one of the following manners:

•	by sending a written request by mail to:

Executive Network Partnering Corporation

137 Newbury Street, 7th Floor

Boston, MA 02116

Attention: Investor Relations

•	by calling Investor Relations, at (801) 400-3077.

If you would like to opt out of householding in future mailings, or if you are currently receiving multiple mailings at one address and would like to request householded mailings, you may do so by contacting Investor Relations as indicated above.

Can I receive future stockholder or warrant holder (as applicable) communications electronically through the Internet?

Yes. You may elect to receive future notices of meetings, proxy materials and annual reports electronically through the Internet. To consent to electronic delivery, vote your shares or warrants (as applicable) using the Internet. At the end of the Internet voting procedure, the on-screen Internet voting instructions will tell you how to request future stockholder or warrant holder (as applicable) communications be sent to you electronically.

Once you consent to electronic delivery, you must vote your shares or warrants (as applicable) using the Internet and your consent will remain in effect until withdrawn. You may withdraw this consent at any time during the voting process and resume receiving stockholder or warrant holder (as applicable) communications in print form.

Whom may I contact for further assistance?

If you have any questions about giving your proxy or require any assistance, please contact Investor Relations:

•	by mail, to:

Executive Network Partnering Corporation

137 Newbury Street, 7th Floor

Boston, MA 02116

Attention: Investor Relations

•	by telephone, at (801) 400-3077.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock based on information obtained from the persons named below, with respect to the beneficial ownership of shares of our Common Stock, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

•	each of our executive officers and directors that beneficially owns shares of our Common Stock; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

The percentage ownership information shown in the table below is based on 17,753,600 shares of Common Stock outstanding as of the Record Date, with one share of Class F Common Stock treated as one share of Class A Common Stock for such calculation of total shares of Common Stock.

	Number of Shares	%
Name and Address of Beneficial Owners(1)
ENPC Holdings, LLC (2)	922,400	6.01
Alex Dunn	—	—
Paul Ryan	—	—
Dick Boyce	7,200	*
Michael M. Calbert	7,200	*
Gisel Ruiz	7,200	*
All officers, directors and director nominees as a group (5 individuals)	21,600	*
Magnetar Financial LLC (3)	1,105,000	6.6

* Less than one percent

(1)	Unless otherwise noted, the business address of each of the following is 137 Newbury Street, 7th Floor Boston, MA 02116.
(2)

ENPC Holdings, LLC, our sponsor, is the record holder of the shares reported herein. Alex J. Dunn, Taggart M. Romney, Eric F. Scheuermann and Spencer J. Zwick are the four managers of our sponsor’s board of managers. Any action by our sponsor with respect to our company or our founder shares, including voting and dispositive decisions, requires at least a majority vote of the managers of the board of managers. Under the so-called “rule of three”, because voting and dispositive decisions are made by a majority of the managers, none of the managers is deemed to be a beneficial owner of securities held by our sponsor, even those in which such manager holds a pecuniary interest. Accordingly, none of the managers on our sponsor’s board of managers is deemed to have or share beneficial ownership of the founder shares held by our sponsor.

(3)	Its business address is 1603 Orrington Avenue 13th Floor Evanston, IL 60201 United States.

STOCKHOLDERS MEETING PROPOSAL

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

This section of the proxy statement describes the material provisions of the Charter Amendment, but does not purport to describe all of the terms of the Charter Amendment. This summary is qualified in its entirety by reference to the substantive text of the proposal Charter Amendment, a copy of which is attached as Annex A hereto. You are urged to read the substantive text of the proposal Charter Amendment in its entirety before voting on this proposal.

General

Our Board unanimously adopted resolutions approving the Amended and Restated Certificate of Incorporation amendments effectuating a Class A Common Stock forward stock split into two and one-half shares of Class A Common Stock (“New Class A Common Stock”) and a Class B Common Stock forward stock split into two and one-half shares of Class B Common Stock (“New Class B Common Stock”) (together, the “Forward Stock Split”) and corresponding changes to the economics of Class B Common Stock and Class F Common Stock (including a reduction of the Price Threshold as related to the Class B Common Stock from $25 to $10) in order to align the economic interest of the stockholders and warrant holders.

If the stockholders approve this proposal, the Company will file an amendment to our Amended and Restated Certificate of Incorporation, substantially in the form as Appendix A, with the Secretary of State of the State of

Delaware as soon as practicable, and the Forward Stock Split will occur automatically without any action on the part of our stockholders (and whether or not a given stockholder voted in favor of the Stockholders Meeting Proposal).

In conjunction with such Charter Amendment and Forward Stock Split, the Company is seeking (i) warrant holders’ acceptance of the Warrant Holders Meeting Proposal which encompasses approval of the Warrant Agreement Amendment, Forward Warrant Split and adjustment of related warrant mechanics (including a lowering of the warrant exercise price), and (ii) that each holder of CAPS™, each of which consists of one Class A Common Stock and a quarter warrant (a “Unit”) will keep its current outstanding Units and will also receive for each current outstanding Unit held, one and one-half additional shares of Class A Common Stock and 3/8ths of a warrant (for illustrative purposes, for every eight Units held, the holder would receive three warrants held outside such Units and twelve shares of Class A Common Stock held outside such Units) (the “Unit Spin-out”).

Purpose

The Company anticipates that the Charter Amendment, Forward Stock Split, Warrant Agreement Amendment, Forward Warrant Split and Unit Spin-out will allow easier comparison to the trading prices of the securities of other blank check companies.

Effect of the Forward Stock Split

The principal effect of the Forward Stock Split will be the increase in the number of shares of (i) Class A Common Stock issued and outstanding from 16,805,600 shares as of the Record Date, to 42,014,000 shares immediately upon the effectiveness of the Forward Stock Split and (ii) Class B Common Stock issued and outstanding from 120,000 shares as of the Record Date, to 300,000 shares immediately upon the effectiveness of the Forward Stock Split. The Forward Stock Split and Charter Amendment will affect all of our stockholders proportionally and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power. The shares of Common Stock outstanding following the Forward Stock Split will remain fully paid and non-assessable.

The Forward Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Forward Stock Split. The Forward Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Following the Forward Stock Split, the Company’s outstanding and authorized capital stock will be as follows:

	Outstanding Common Stock	Outstanding Preferred Stock	Authorized Common Stock	Authorized Preferred Stock	Authorized Capital Stock	Common Stock Authorized but Unissued and Available for Future Issuance
Pre-Forward Stock Split as of March [●], 2021	17,753,600	—	431,000,000	1,000,000	432,000,000	413,246,400
Post Forward Stock Split	43,142,000	—	431,000,000	1,000,000	432,000,000	387,858,000

The Forward Stock Split may decrease the number of our shareholders who own “odd lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

As discussed below under “Accounting Consequences,” upon the effective date of the Forward Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be divided by the denominator of the split ratio, and the additional paid-in capital will be credited with the amount by which the stated capital is reduced.

Treatment of Fractional Shares

In lieu of any fraction of a share of New Class A Common Stock to which the holder would otherwise be entitled pursuant to the Charter Amendment (taking into account all shares of capital stock owned by such holder), the holder will be entitled to a cash payment, without interest, equal to the fair value of one share of Class A Common Stock multiplied by such fraction. To avoid the existence of fractional shares of the Common Stock, Class A Common Stock that would otherwise result in fractional shares will be collected and pooled by the Company’s transfer agent and sold in the open market and the proceeds will be allocated to the holders’ respective accounts pro rata in lieu of fractional shares. The Company will not receive any proceeds from any such sales. The ownership of a Class A Common Stock fractional interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s selling in the open market shares that would otherwise be entitled to fractional shares.

Treatment of Class F Shares

Since the Company’s Class F Common Shares will not undergo a forward stock split, in order to maintain the Class F Common Shares’ proportional economic value in relation to the Class A Common Shares and Class B Common Shares post-Forward Stock Split, the Class F Common Stock’s conversion rate into Class A Common Stock will be amended from a one for one basis to a one for two and one-half basis.

Accounting Consequences

The par value of Common Stock will be unchanged at $0.0001 per share after the Forward Stock Split. As a result, on the effective date of the Forward Stock Split, the shareholders equity on our balance sheet attributable to the Company’s Class A Common Stock and Class B Common Stock will be increased proportionately based on the Forward Stock Split ratio of 2.5-for-1.

After the stock split, net income or loss per share, and other per share amounts will be reduced as there will be more shares of our Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Forward Stock Split will be represented to give retroactive effect to the Forward Stock Split.

Material Tax Consequences

The following summary of certain material federal income tax consequences of the receipt of shares of Class A Common Stock in connection with the Forward Stock Split and the Unit Spin-out does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only, is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the receipt of cash in lieu of fractional shares, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as our sponsor, holders of Class B Common Stock, persons that actually or constructively own five percent or more of the total combined voting power or value of the Company’s shares, stockholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, shareholders who are not “United States persons” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), broker-dealers and tax-exempt entities. This summary is based on the Code, the Treasury regulations thereunder and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service (“IRS”), all of which are subject to change, possibly with retroactive effect, and assumes that the shares of Common Stock will be held as a “capital asset” (generally, property held for investment) as defined in the Code.

For purposes of this discussion, because a Unit consisting of one share of Class A Common Stock and 1/4th of a warrant, is separable at the option of the holder, the Company intends to treat any share of Class A Common

Stock and 1/4th of a warrant held by a holder in the form of a single Unit as separate instruments and is assuming that the Unit itself will not be treated as an integrated instrument. Accordingly, the discussion below regarding the receipt of additional shares by holders of Class A Common Stock in connection with the Forward Stock Split is expected to apply to the receipt of additional shares of Class A Common Stock by holders of Units in connection with the Unit Spin-out. This treatment is not free from doubt, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position.

Holders of Common Stock and Units are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Forward Stock Split and Unit Spin-out, respectively, in light of their personal circumstances and the consequences under state, local and foreign tax laws. The Company believes that the issuance of additional shares of Class A Common Stock in connection with the Forward Stock Split and Unit Spin-out is not expected to be taxable to holders of Class A Common Stock or Units. Accordingly, no gain or loss is expected to be recognized by a holder of shares of Class A Common Stock or Units as a result of the receipt of additional shares of Class A Common Stock in connection with the Forward Stock Split and the Unit Spin-out. The aggregate basis and the holding period of the shares of Class A Common Stock (including shares held as part of a Unit) held by a holder following the Forward Stock Split and Unit Spin-out are expected to be the same as the aggregate basis and the holding period of the shares of Class A Common Stock (including shares held as part of a Unit) held by a holder prior to the Forward Stock Split and Unit Spin-out, except for any basis attributable to fractional shares for which cash is paid. Holders should consult with their tax advisors regarding allocating basis in their existing Class A Common Stock (including shares held as part of a Unit) to the shares of Class A Common Stock received in the Forward Stock Split and the Unit Spin-out.

Our views regarding the tax consequences of the Forward Stock Split are not binding upon the IRS or the courts, and there is no assurance that the IRS or the courts would accept the positions expressed above. The state and local tax consequences of the Forward Stock Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides. EACH STOCKHOLDER IS URGED TO CONSULT WITH ITS TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE FORWARD STOCK SPLIT IN LIGHT OF ITS OWN PARTICULAR CIRCUMSTANCES.

Reservation of Right to Abandon the Forward Stock Split

We reserve the right to not file the Charter Amendment and to abandon the Forward Stock Split without further action by our stockholders at any time before the effectiveness of the filing of the Charter Amendment with the Secretary of State of the State of Delaware, even if the authority to effect the Charter Amendment is approved by our stockholders at the Stockholders Meeting. By voting in favor of the Charter Amendment, you are expressly also authorizing the Board to delay, not proceed with, and abandon, the proposed Charter Amendment if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the Charter Amendment and the proposed Forward Stock Split.

Vote Required and Board of Directors’ Recommendation

Approval of this Stockholders Meeting Proposal and the Charter Amendment requires the affirmative vote of the holders of a majority of the Common Stock then outstanding as of the Record Date, and affirmative vote of the holders of a majority of the Class B Common Stock then outstanding as of the Record Date.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND TO EFFECT THE FORWARD STOCK SPLIT.

WARRANT HOLDERS MEETING PROPOSAL

APPROVAL OF AMENDMENT No. 1 TO THE WARRANT AGREEMENT

This section of the joint proxy statement describes the material provisions of the Warrant Agreement Amendment, but does not purport to describe all of the terms of the Warrant Agreement Amendment. This summary is qualified in its entirety by reference to the substantive text of the proposal Warrant Agreement Amendment, a copy of which is attached as Annex B hereto. You are urged to read the substantive text of the proposal Warrant Agreement Amendment in its entirety before voting on this proposal.

General

Our Board unanimously adopted resolutions approving the Warrant Agreement amendments effectuating a forward split of two and one-half warrants for every outstanding warrant (the “Forward Warrant Split”), and corresponding changes to the economics of the warrants in order to align the economic interest of the warrant holders and stockholders in regards to the Forward Warrant Split and Forward Stock Split, including (i) a reduction of the warrant exercise price from $28.75 to $11.50 and (ii) a reduction of a trigger (permitting the Company to exercise its option to redeem the outstanding warrants) consisting of a decrease in the Common Stock sales price from $45 to $18 per share on each of twenty (20) trading days within the thirty (30) trading-day period ending on the third business day prior to the date on which notice of the redemption is given. If the warrant holders approve this proposal, the Company and Continental Stock Transfer & Trust Company plan to execute Amendment No. 1 to the Warrant Agreement, substantially in the form as Appendix B, and the Forward Warrant Split will occur automatically without any action on the part of our warrant holders (and whether or not a given holder voted in favor of the Warrant Holders Meeting Proposal).

In conjunction with such Warrant Agreement Amendment and Forward Warrant Split, the Company is seeking (i) stockholders acceptance of the Stockholders Meeting Proposal which encompasses approving the Charter Amendment, Forward Stock Split and adjustment of related Class B Common Stock and Class F Common Stock mechanics (including a lowering of the Class B Common Stock Price Threshold), and (ii) the Unit Spin-out.

Purpose

The Company anticipates that the Warrant Agreement Amendment, Forward Warrant Split, Charter Amendment, Forward Stock Split, and Unit Spin-out will allow easier comparison to the trading prices of the securities of other blank check companies.

Effect of the Forward Warrant Split

The principal effect of the Forward Warrant Split will be the increase in the number of the Company’s total warrants outstanding from 4,201,400 warrants as of the Record Date to 10,503,500 warrants (in both cases, inclusive of the public warrants and private placement warrants) immediately upon the effectiveness of the Forward Warrant Split. The Forward Warrant Split and Warrant Agreement Amendment will affect all of our warrant holders proportionally. The Forward Warrant Split shall not affect any rights, privileges or obligations with respect to the warrants existing prior to the Forward Warrant Split, nor does it increase or decrease the market capitalization of the Company. The Forward Warrant Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Following the Forward Warrant Split, the Company’s outstanding warrants will be as follows:

	Public Warrants	Private Placement Warrants	Total Warrants
Pre-Forward Stock Split as of March [●], 2021	4,140,000	61,400	4,201,400
Post Forward Stock Split	10,350,000	153,500	10,503,500

Treatment of Fractional Warrants

Pursuant to the Warrant Agreement a warrant holder may not hold a fraction of a warrant unless the warrant is held as part of a Unit. For every whole public warrant, a holder will receive 2.5 warrants and each such Company warrant will be exercisable for one share of Company Class A Common Stock. The Company will not pay cash in lieu of fractional warrants after giving effect to the Warrant Agreement Amendment.

Material Tax Consequences

The following summary of certain material federal income tax consequences of the receipt of warrants in connection with the Forward Warrant Split and Unit Spin-out, and adjustments to the related warrant mechanics (including a lowering of the warrant exercise price), does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only, is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each warrant holder’s own particular circumstances. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to warrant holders that are subject to special tax rules, such as our sponsor, persons that actually or constructively own five percent or more of the total combined voting power or value of the Company’s shares, warrant holders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, shareholders or warrant holders who are not “United States persons” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), broker-dealers and tax-exempt entities. This summary is based on the Code, the Treasury regulations thereunder and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service (“IRS”), all of which are subject to change, possibly with retroactive effect, and assumes that the warrants will be held as a “capital asset” (generally, property held for investment) as defined in the Code.

For purposes of this discussion, because a Unit, consisting of one share of Class A Common Stock and 1/4th of a warrant, is separable at the option of the holder, the Company intends to treat any share of Class A Common Stock and 1/4th of a warrant held by a holder in the form of a single Unit as separate instruments and is assuming that the Unit itself will not be treated as an integrated instrument. Accordingly, the discussion below regarding the receipt of additional warrants by warrant holders in connection with the Forward Warrant Split, and the adjustments to the related warrant mechanics (including a lowering of the warrant exercise price), is expected to apply to the receipt of additional warrants by holders of Units in connection with the Unit Spin-out and the adjustments to the related warrant mechanics (including a lowering of the warrant exercise price). This treatment is not free from doubt, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position.

Holders of warrants and Units are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Forward Warrant Split and Unit Spin-out, respectively, in light of their personal circumstances and the consequences under state, local and foreign tax laws. The Company believes that the issuance of additional warrants in connection with the Forward Warrant Split and Unit Spin-out, and the adjustments to the related warrant mechanics (including a lowering of the warrant exercise price), are not expected to be taxable to holders of warrants or Units. Accordingly, no gain or loss is expected to be recognized by a warrant holder or a Unit holder as a result of the receipt of additional warrants in connection with the Forward Stock Split and the Unit Spin-out, or as a result of the adjustments to the related warrant mechanics (including a lowering of the warrant exercise price). The aggregate basis and the holding period of the warrants (including warrants held as part of a Unit) held by a holder following the Forward Warrant Split and Unit Spin-out are expected to be the same as the aggregate basis and the holding period of the warrants (including warrants held as part of a Unit) held by a holder prior to the Forward Warrant Split and Unit Spin-out. Holders should consult with their tax advisors regarding allocating basis in their existing warrants (including warrants held as part of a Unit) to the warrants received in the Forward Warrant Split and the Unit Spin-out.

Our views regarding the tax consequences of the Forward Warrant Split are not binding upon the IRS or the courts, and there is no assurance that the IRS or the courts would accept the positions expressed above. The state and local tax consequences of the Forward Warrant Split may vary significantly as to each warrant holder, depending on the state in which such warrant holder resides. EACH WARRANT HOLDER IS URGED TO CONSULT WITH ITS TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE FORWARD

WARRANT SPLIT IN LIGHT OF ITS OWN PARTICULAR CIRCUMSTANCES.

Reservation of Right to Abandon the Warrant Holders Meeting Proposal

We reserve the right to not execute the Warrant Agreement Amendment and to abandon the Forward Warrant Split without further action by our warrant holders at any time prior to execution of the Warrant Agreement Amendment, even if the authority to execute the Warrant Agreement Amendment is approved by our warrant holders at the Warrant Holders Meeting. By voting in favor of the Warrant Agreement Amendment, you are expressly also authorizing the Board to delay, not proceed with, and abandon, the proposed Warrant Agreement Amendment if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders and warrant holders.

No Appraisal Rights

Under the Delaware General Corporation Law, our warrant holders are not entitled to appraisal rights with respect to the Warrant Agreement Amendment and the proposed Forward Warrant Split.

Vote Required and Board of Directors’ Recommendation

Approval of this Warrant Holders Meeting Proposal and the effectuation of the Warrant Agreement Amendment with respect to the public warrants requires the approval by the holders of at least 50% of the then outstanding public warrants that vote at the Warrant Holders Meeting. No holder may vote more than 15% of the outstanding public warrants (measured on a beneficial basis and including such holder’s affiliates) unless consented to by us in writing to the warrant agent. In order to vote a public warrant, the beneficial owner thereof must identify itself and must represent that it together with its affiliates is not voting (on a beneficial basis) more than 15% of the outstanding public warrants unless we allow a holder to vote greater than 15%. Adoption of the Warrant Holders Meeting Proposal is conditioned upon the adoption of the Stockholders Meeting Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL TO EXECUTE THE WARRANT AGREEMENT AMENDMENT AND TO EFFECT THE FORWARD WARRANT SPLIT.

OTHER MATTERS

As of the date of this Proxy Statement, the Company has no knowledge of any business which will be presented for consideration at the respective Meetings other than the Charter Amendment and Warrant Agreement Amendment. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

APPENDIX A

FORM OF AMENDMENT TO THE RESTATED AND AMENDED CERTIFICATE OF

INCORPORATION

[ATTACHED]

FIRST AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EXECUTIVE NETWORK PARTNERING CORPORATION

March [●], 2021

Executive Network Partnering Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST:    The name of the Corporation is “Executive Network Partnering Corporation”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 22, 2020, amended by an amendment to the original certificate of incorporation of the Corporation filed with the Secretary of State of the State of Delaware on July 17, 2020, further amended by an amendment to the certificate of incorporation of the Corporation filed with the Secretary of State of the State of Delaware on July 29, 2020, and further amended by an amended and restated certificate of incorporation of the Corporation filed with the Secretary of State of the State of Delaware on September 17, 2020 (as amended and restated, the “Amended and Restated Certificate”).

SECOND:    This First Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (this “Amendment”), which further amends the provisions of the Amended and Restated Certificate, was duly adopted in accordance with Sections 242 of the General Corporation Law of the State of Delaware, and by unanimous written consent of the Corporation’s board of directors, and the holders of a majority in voting power of the Common Stock and the holders of a majority of the Class B Common Stock voting as a separate class.

THIRD:     The Amended and Restated Certificate is hereby amended as follows:

1.    Section 4.1 of the Amended and Restated Certificate is hereby amended by adding the following language at the end of such Section:

Simultaneously with the effective date of this First Amendment to the Amended and Restated Certificate of Incorporation, (the “Effective Time”), (i) the Corporation’s Class A Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Class A Common Stock”) shall, automatically and without any action on the part of the holder thereof, be reclassified as and subdivided, pursuant to a forward stock split, into two and one-half shares of the Corporation’s Class A Common Stock, par value $0.0001 per share (the “New Class A Common Stock”), subject to the treatment of fractional interests as described below and (ii) the Corporation’s Class B Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Class B Common Stock”) shall, automatically and without any action on the part of the holder thereof, be reclassified as and subdivided, pursuant to a forward stock split, into two and one-half shares of the Corporation’s Class B Common Stock, par value $0.0001 per share (the “New Class B Common Stock”). No fractional shares of New Class A Common Stock or New Class B Common Stock will be issued. In lieu of any fraction of a share of New Class A Common Stock to which the holder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such holder), the holder will be entitled to a cash payment, without interest, equal to the fair value of one share of Class A Common Stock multiplied by such fraction. From and after the Effective Time, the amount of capital shall be represented by the aggregate par value of the shares of the New Class A Common Stock and New Class B Common Stock for which the shares of the Old Class A Common Stock and Old Class B Common Stock are

subdivided, until thereafter reduced or increased in accordance with applicable law. All references elsewhere in the Amended and Restated Certificate, as may be amended from time to time, to the “Common Stock” (solely with respect to the Class A Common Stock and Class B Common Stock but not Class F Common Stock), shall, after the Effective Time, be deemed to refer to the “New Class A Common Stock” and “New Class B Common Stock”, respectively.

2.    Section 4.3(b) of the Amended and Restated Certificate is hereby deleted in its entirety and replaced with the following:

(b) Class B Common Stock.

(i)    On the last day of each fiscal year of the Corporation (whether partial or full) following the consummation of the initial Partnering Transaction (and during any year in which there is a Change of Control or a liquidation, dissolution or winding up of the Corporation, on the business day immediately prior to such event instead of on the last day of such fiscal year), 25,000 shares of the then outstanding shares of Class B Common Stock shall automatically convert into 2,500 shares of Class A Common Stock (the “Conversion Shares”); provided that if the Market Price of the Class A Common Stock has exceeded $11.00 for twenty out of thirty consecutive trading days at any time following the consummation of the Partnering Transaction, the number of Conversion Shares into which such 25,000 shares of Class B Common Stock will automatically convert for any such fiscal year of the Corporation shall be the greater of:

(A) 20% of the increase in the Annual VWAP of the Class A Common Stock in any such fiscal year of the Corporation over the Price Threshold for such fiscal year of the Corporation, multiplied by the number of shares of Class A Common Stock outstanding at the consummation of the Partnering Transaction (excluding any shares of Class A Common Stock received by the Sponsor through the Class F Common Stock), divided by the Annual VWAP of the Class A Common Stock for such fiscal year of the Corporation; and

(B) 2,500.

(ii)    For purposes of the calculation set forth in Section 4.3(b)(i)(A), the total number of shares of Class A Common Stock outstanding at the consummation of the Partnering Transaction shall be deemed to be no smaller than 72,000,000 (or up to 82,800,000 to the extent the underwriter’s overallotment option is exercised in the Corporation’s initial public offering of securities, determined on a pro rata basis (the “Offering”)) and no greater than 144,000,000 (or up to 165,600,000 to the extent the underwriter’s overallotment option is exercised in the Offering, determined on a pro rata basis).

(iii)    The Conversion Shares shall be delivered to the holders of shares of Class B Common Stock within 10 days following the last day of each of the first twelve fiscal years (whether partial or full) of the Corporation following the consummation of the Partnering Transaction and the converted shares of Class B Common Stock shall be cancelled for no additional consideration.

(iv)    Upon a Change of Control occurring after the consummation of the Partnering Transaction, holders of shares of Class B Common Stock shall receive in cash the amount of which is the greater of: (x) the aggregate Market Price of 7,200,000 shares of Class A Common Stock at the time of the public announcement of the Change of Control (or up to 8,280,000 shares of Class A Common Stock to the extent the underwriter’s overallotment option is exercised in the Offering, determined on a pro rata basis) and (y) $72,000,000 (or up to $82,800,000 to the extent the underwriter’s overallotment option is exercised in the Offering, determined on a pro rata basis), with such number of shares of Class A Common Stock or such dollar amounts to decrease by one-twelfth on the last day of each fiscal year of the Corporation (whether partial or full) following the consummation of the initial Partnering Transaction (with the date of the consummation of a Change of Control being deemed as the last day of the fiscal year containing the Change of Control for this purpose) based on the number of days that have occurred during such fiscal year divided by 360.

(v)    Voting. Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, (A) amend, alter or repeal any provision of this Amended and Restated Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock, (B) change the fiscal year of the Corporation, (C) increase the number of directors on the Board, (D) pay any dividends or effect any split on any of the Corporation’s capital stock, (E) adopt any stockholder rights plan, (F) acquire any entity or business with assets at a purchase price greater than 10% or more of the Corporation’s total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by the Corporation in the preparation of its financial statements or (G) issue any Common Stock in excess of 20% of the Corporation’s then outstanding Common Stock or that would otherwise require a stockholder vote pursuant to the rules of the stock exchange on which the Common Stock is then listed. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation.

3.    Section 4.3(c)(iv) of the Amended and Restated Certificate is hereby deleted in its entirety and replaced with the following:

(iv) “Price Threshold” means $10.00 for the first fiscal year of the Corporation (whether partial or full) following consummation of the Partnering Transaction, which is thereafter adjusted at the beginning of each subsequent fiscal year of the Corporation to be equal to the greater of (i) the Annual VWAP of the Class A Common Stock for the immediately preceding fiscal year of the Corporation (whether partial or full) and (ii) the Price Threshold for the preceding fiscal year of the Corporation (whether partial or full); provided that the Price Threshold for any reference fiscal year of the Corporation shall be reduced on a dollar-for-dollar basis by the amount of any cash dividend per share of Class A Common Stock paid in such fiscal year of the Corporation to the holders of shares of Class A Common Stock.

4.    Section 4.3(d)(i) of the Amended and Restated Certificate is hereby amended by deleting “one-for-one basis” and adding “1-for-2.5 basis” in its place.

* * * *

IN WITNESS WHEREOF, Executive Network Partnering Corporation has caused this First Amendment to the Amended and Restated Certificate of Incorporation to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

EXECUTIVE NETWORK PARTNERING CORPORATION

By:
Name:
Title:

[Signature Page to First Amendment to the Amended and Restated Certificate of Incorporation]

APPENDIX B

FORM OF AMENDMENT No. 1 TO THE WARRANT AGREEMENT

[ATTACHED]

AMENDMENT NO. 1 TO WARRANT AGREEMENT

This Amendment (this “Amendment”) is made as of March [●], 2021 by and between Executive Network Partnering Corporation, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York Corporation, as warrant agent (the “Warrant Agent”), and constitutes an amendment to that certain Warrant Agreement, dated as of September 15, 2020 (the “Existing Warrant Agreement”), between the Company and the Warrant Agent. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.

WHEREAS, in connection with a forward stock split of 2.5 Class A and Class B shares for every such respective Class A and Class B share, a forward Warrant split described herein and spin-out from CAPS™ of 1.5 additional Class A Common Stock shares and 0.375 additional warrants per CAPS™, the Company filed the First Amendment to Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Charter Amendment”);

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement upon the the approval by the holders of at least 50% of the then outstanding Public Warrants that vote (with respect to the Public Warrants) and upon the approval by the holders of at least 50% of the then outstanding Private Placement Warrants or Working Capital Warrants (with respect to the Private Placement Warrants or Working Capital Warrants).

WHEREAS, the Company desires to amend the Existing Warrant Agreement to effect a forward Warrant split of 2.5 times the amount of Warrants for such amount of Warrants held by each Warrant holder and a decrease in the Warrant Price; and

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Warrant Agreement as set forth herein.

1. Amendments of Existing Warrant Agreement. The Existing Warrant Agreement is hereby amended as follows:

1.1. Amended Section 3.1. Section 3.1 of the Existing Warrant Agreement is hereby deleted in its entirety and replaced with the following:

3.1 Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $11.50 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement shall mean the price per share at which shares of Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days, provided, that the Company shall provide at least fifteen (15) days prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants.

1.2. Amended Section 4.1. Section 4.1 of the Existing Warrant Agreement is hereby deleted in its entirety and replaced with the following:

4.1 Stock Dividends.

4.1.1 Split-Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event (other than as a result of and in connection with the Charter Amendment), then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock. On the effective date of the Charter Amendment, each Warrant shall, automatically and without any action on the part of the holder thereof, be reclassified as and changed, pursuant to a forward warrant split, into two and one-half Warrants, subject to the treatment of fractional Warrants as described in this Agreement. A rights offering to all or substantially all holders of the Common Stock entitling holders to purchase shares of Common Stock at a price less than the “Fair Market Value” (as defined below) shall be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

4.1.2 Extraordinary Dividends. If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Common Stock on account of such shares of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (a) as described in subsection 4.1.1 above, (b) Ordinary Cash Dividends (as defined below), (c) to satisfy the redemption rights of the holders of the Common Stock in connection with a proposed initial Partnering Transaction, (d) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of Common Stock if the Company does not complete the Partnering Transaction within 24 months from the closing of the Offering (or 27 months if the Company has executed a letter of intent, agreement in principle or definitive agreement for the Partnering Transaction within 24 months from the closing of the Offering) or with respect to any other provisions relating to the rights of holders of Common Stock, or (e) in connection with the redemption of public shares upon the failure of the Company to complete its initial Partnering Transaction and any subsequent distribution of its assets upon its liquidation (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (being 5% of the offering price of the CAPS™ in the Offering (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of shares of Common Stock issuable on exercise of each Warrant)). Solely for purposes of illustration, if the Company, at a time while the Warrants are outstanding and unexpired, pays a cash dividend of $0.40 per share on the shares of Common Stock and previously paid an aggregate of $0.30 of cash dividends and cash distributions on the shares of Common

Stock during the 365-day period ending on the date of declaration of such $0.40 per share dividend, then the Warrant Price will be decreased, effectively immediately after the effective date of such $0.40 per share dividend, by $0.20 (the absolute value of the difference between $0.70 per share (the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period, including such $0.40 dividend) and $0.50 per share).

1.3. Amended Section 4.3.2. Section 4.3.2 of the Existing Warrant Agreement is hereby deleted in its entirety and replaced with the following:

4.3.2 If (x) the Company issues additional shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock for capital raising purposes in connection with the closing of an initial Partnering Transaction at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Board and, (i) in the case of any such issuance to the Sponsor or its affiliates, without taking into account any shares of Class F common stock of the Company, par value $0.0001 per share (the “Class F Common Stock”) held by the Sponsor or its affiliates, prior to such issuance, and (ii) without taking into account the transfer of shares of Class B common stock of the Company, par value $0.0001 per share, Class F Common Stock or Private Placement Warrants (including if such transfer is effectuated as a surrender to the Company and subsequent reissuance by the Company) by the Sponsor in connection with such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial Partnering Transaction on the date of the consummation of such initial Partnering Transaction (net of redemptions), and (z) the volume weighted average trading price of the Common Stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates an initial Partnering Transaction (such price, the “Market Value”) is below $9.20 per share, the Warrant Price will be adjusted (to the nearest cent) to be equal to 110% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price under Section 6.1 will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

1.4. Amended Section 6.1. Section 6.1 of the Existing Warrant Agreement is hereby deleted in its entirety and replaced with the following:

6.1 Redemption of Warrants for Cash. Subject to Section 6.5 hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6.3 below, at the price (the “Redemption Price”) of $0.01 per Warrant, provided that the last sales price of the Common Stock reported has been at least $18.00 per share (subject to adjustment in compliance with Section 4 hereof), on each of twenty (20) trading days within the thirty (30) trading-day period ending on the third Business Day prior to the date on which notice of the redemption is given and provided that there is an effective registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Section 6.3 below) or the Company has elected to require the exercise of the Warrants on a “cashless basis” pursuant to subsection 3.3.1.

1.5. Amended Exhibit A. Exhibit A (Form of Warrant Certificate) of the Existing Warrant Agreement is hereby amended by deleting “$28.75” and adding “$11.50” in its place.

2. Miscellaneous Provisions.

2.1. Applicable Law. The validity, interpretation and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

2.2. Counterparts. This Amendment may be executed in any number of counterparts, and by facsimile or portable document format (pdf) transmission, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

2.3. Effect of Headings. The Section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.4. Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.5. Entire Agreement. The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

EXECUTIVE NETWORK PARTNERING CORPORATION

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Warrant Agreement]

PROXY CARD

EXECUTIVE NETWORK PARTNERING CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH [●], 2021

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Executive Network Partnering Corporation, a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, dated March [●], 2021, and hereby constitutes and appoints Alex Dunn, with full power of substitution in him, the proxy of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Class A Common Stock and Class B Common Stock which the undersigned is entitled to vote at the Stockholders Meeting to be held on March [●], 2021 (at a virtual setting which can be accessed by visiting [●], where you will be able to listen to the meeting live, submit questions and vote online), and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters.

The Board of Directors recommends you vote “FOR” the following proposal.

The undersigned hereby instructs said proxies or their substitutes:

1.

Approve the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a 2.5-for-1 forward stock split for each of the Company’s Class A Common Stock and Class B Common Stock and to amend certain terms of the Class B Common Stock and Class F Common Stock.

FOR                     ☐             AGAINST                    ☐             ABSTAIN                    ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

I (we) acknowledge receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement dated March [●], 2021, and ratify all that the proxies, or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name:

Name	(if joint):

Date _____________, 2021
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.

PROXY CARD

EXECUTIVE NETWORK PARTNERING CORPORATION

SPECIAL MEETING OF WARRANT HOLDERS

TO BE HELD ON MARCH [●], 2021

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned warrant holder of Executive Network Partnering Corporation, a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Special Meeting of Warrant Holders and Proxy Statement, dated March [●], 2021, and hereby constitutes and appoints Alex Dunn, with full power of substitution in him, the proxy of the undersigned to vote with the same force and effect as the undersigned all warrants which the undersigned is entitled to vote at the Warrant Holders Meeting to be held on March [●], 2021 (at a virtual setting which can be accessed by visiting [●], where you will be able to listen to the meeting live, submit questions and vote online), and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters.

The Board of Directors recommends you vote “FOR” the following proposal.

The undersigned hereby instructs said proxies or their substitutes:

1.

Approve the adoption of an amendment to that certain Warrant Agreement, dated as of September 15, 2020, by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent, to effect a 2.5-for-1 forward warrant split of the Company’s warrants, lower the warrant exercise price and adjust certain mechanics related thereto.

FOR                     ☐             AGAINST                    ☐             ABSTAIN                    ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

I (we) acknowledge receipt of the Notice of Special Meeting of Warrant Holders and the Proxy Statement dated March [●], 2021, and ratify all that the proxies, or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name:

Name	(if joint):

Date _____________, 2021
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.